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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
GoRemote Internet Communications, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 31, 2005

To Our Stockholders:

        You are cordially invited to attend the 2005 annual meeting of stockholders of GoRemote Internet Communications, Inc., a Delaware corporation, to be held at the Sheraton San Jose Hotel, 1801 Barber Lane, Milpitas, California, on Thursday, March 3, 2005, at 3:00 p.m., local time.

        The matters we expect to act upon at the meeting are described in the accompanying notice of annual meeting of stockholders and proxy statement.

        It is important that you use this opportunity to take part in the affairs of GoRemote by voting on the business to come before this meeting. Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

        We look forward to seeing you at the meeting.

Sincerely,

David L. Teichmann Senior Vice President, General Counsel and Secretary

GoRemote Internet Communications, Inc.

1421 McCarthy Blvd.
Milpitas, California 95035

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

        NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of GoRemote Internet Communications, Inc., a Delaware corporation (the "Company" or "GoRemote"), will be held at the Sheraton San Jose Hotel, 1801 Barber Lane, Milpitas, California, on Thursday, March 3, 2005, at 3:00 p.m. local time, for the following purposes:

  1.
  To elect eight members of the Board of Directors, each to serve until the next annual meeting of stockholders and until his successor has been elected and qualified or until his earlier resignation, death or removal. GoRemote's Board of Directors intends to present the following nominees for election as directors:

        Dr. Hong Chen
        James J. Goodman
        Olof Pripp
        Murray Rudin
        Walter Sousa
        Tom Thimot
        Gerald Wright
        Joseph M. Zaelit

  2.
  To ratify the appointment of BDO Seidman, LLP as GoRemote's independent registered public accounting firm for 2005.

  3.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        These items of business are more fully described in the proxy statement accompanying this notice.

        Only stockholders of record at the close of business on January 14, 2005 (the "Record Date") are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

BY ORDER OF THE BOARD OF DIRECTORS

David L. Teichmann Senior Vice President, General Counsel and Secretary

Milpitas, California
January 31, 2005

Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting.

GoRemote Internet Communications, Inc.

1421 McCarthy Blvd.
Milpitas, California 95035

PROXY STATEMENT
2005 ANNUAL MEETING OF STOCKHOLDERS

January 31, 2005

        The accompanying proxy is solicited on behalf of the Board of Directors of GoRemote Internet Communications, Inc., a Delaware corporation (the "Company", "GoRemote", "we" or "us"), for use at our annual meeting of stockholders to be held at the Sheraton San Jose Hotel, 1801 Barber Lane, Milpitas, California, on Thursday, March 3, 2005, at 3:00 p.m. local time. Only stockholders of record at the close of business on January 14, 2005 will be entitled to vote at the meeting. At the close of business on the record date, we had 41,341,982 shares of common stock outstanding and entitled to vote and no shares of Series A preferred stock outstanding. A majority of such shares, present in person or represented by proxy, will constitute a quorum for the transaction of business. This proxy statement and the accompanying form of proxy were first mailed to stockholders on or about January 31, 2005. Our fiscal year 2004 annual report on Form 10-KT is enclosed with this proxy statement.

        Our principal executive offices are located at 1421 McCarthy Blvd., Milpitas, California 95035. Our telephone number at that location is (408) 955-1920.

VOTING RIGHTS AND SOLICITATION OF PROXIES

        Each share of our common stock and our Series A preferred stock outstanding on the record date is entitled to one vote on each matter to which such share is entitled to vote.

        The holders of record of our common stock outstanding on the record date, voting as a separate class, are entitled to elect all directors not entitled to be elected by the holders of Series A preferred stock. Thus, only holders of record of our common stock will elect the directors at our 2005 annual stockholders meeting.

        The presence at the meeting, in person or by proxy, of the holders of a majority of the total voting power of the shares of our stock outstanding on the record date, on an as-converted basis, will constitute a quorum for the purposes of voting on each item of business.

        The eight directors to be elected will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Approval of Proposal 2 requires the affirmative vote of the majority of shares of all stock present in person or represented by proxy at the meeting and entitled to vote on the proposal. All votes will be tabulated by the inspector of election appointed for the meeting, who will tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards a quorum and have the same effect as negative votes with regard to Proposal 2.

        Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or, in the absence of such direction, in their own discretion if permitted by the stock exchange or other organization of which they are members. Members of the New York Stock Exchange are permitted to vote their clients' proxies in their own discretion as to certain "routine" proposals, such as the proposals to be voted on at the meeting. If a broker votes shares that are not voted by its clients for or against a proposal, those shares are considered present and entitled to vote at the meeting, and will be counted towards determining whether or not a quorum is present. Those shares will also be taken into account in determining the outcome of all of the proposals. Although all of the proposals to be voted on at the meeting are considered "routine," where a proposal is not "routine," a broker who has received no instructions from its clients generally does not have discretion to vote its clients' unvoted shares on that proposal. When a broker indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, the missing votes are referred to as "broker non-votes." Those shares would be considered present for purposes of determining whether or not a quorum is present, but would not be considered entitled to vote on the proposal and would not be taken into account in determining the outcome of the non-routine proposal.

EXPENSES OF SOLICITATION

        The expenses of soliciting proxies to be voted at the meeting will be paid by GoRemote. Following the original mailing of the proxies and other soliciting materials, we may also solicit proxies by mail, telephone, telegraph or in person. Following the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable expenses.

REVOCABILITY OF PROXIES

        Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the meeting or at the meeting prior to the vote pursuant to the proxy. A proxy may be revoked (1) by a writing delivered to the Company (attention: David L. Teichmann) stating that the proxy is revoked, (2) by a subsequent proxy that is signed and dated by the person who signed the earlier proxy and is presented at the meeting or (3) by attendance at the meeting and voting in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee, and that stockholder wishes to vote at the meeting, the stockholder must bring to the meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares.

GOVERNANCE OF THE COMPANY

        We believe that good corporate governance is an essential ingredient in ensuring that GoRemote is managed for the long-term benefit of its stockholders. By having in place sound corporate governance principles, we help ensure that high standards of excellence, integrity and accountability are applied to all aspects of our business.

        During the past year, we have continued to review our corporate governance policies and practices and to compare them to those required or suggested by various authorities in corporate governance and the practices of other public companies. We have also continued to review the provisions of the Sarbanes-Oxley Act of 2002, the rules of the Securities and Exchange Commission (the "SEC") and the listing standards of The Nasdaq National Market ("Nasdaq"). These principles are reflected in the structure and composition of our Board and Board Committees, and are reinforced by the GoRemote Code of Business Conduct and Ethics, which applies to every employee and to each of our directors. You can access our current Code of Business Conduct at www.GoRemote.com/investors. You may also obtain a copy by sending a request in writing to:

David L. Teichmann
Senior Vice President, General Counsel & Secretary
GoRemote Internet Communications, Inc.
1421 McCarthy Blvd.
Milpitas, California 95035

Consideration of Director Nominees

        The Nominating and Corporate Governance Committee periodically assesses the appropriate size of the Board and whether any vacancies are expected due to retirement or otherwise. The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for directorships, including recommendations obtained from Board members and others.

        Stockholder Nominations.    Stockholders may recommend individuals for the Nominating and Corporate Governance Committee to consider as potential director candidates by submitting their names and background to the Nominating and Corporate Governance Committee, c/o Secretary, GoRemote Internet Communications, Inc., 1421 McCarthy Blvd., Milpitas, California 95035. The Nominating and Corporate Governance Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis (See "Consideration of Director Nominees" and "Stockholder Proposals"). The Nominating and Corporate Governance Committee will evaluate such nominees by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members.

        Director Qualifications.    The qualifications of recommended candidates are reviewed by the Nominating and Corporate Governance Committee. The criteria used by the Nominating and Corporate Governance Committee for considering candidates, including those recommended by stockholders, for inclusion in the Board's slate of recommended director nominees are reevaluated periodically. Currently the criteria include the candidate's skills, attributes, contribution to diversity, integrity, relevance of experience to our business, commitment, diligence, independence from conflict or direct economic relationship with the Company, ability to prepare for and attend meetings regularly and ability to act in the interests of all stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. GoRemote believes that the backgrounds and qualifications of the Board members, considered as a group, should provide a balanced mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

        Identification and Evaluation of Nominees.    The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. In recommending director nominees to the Board, the Committee solicits candidate recommendations from its own members, other directors and management. It may also engage the services of, and pay the fees of, a professional search firm to assist it in identifying potential director nominees. The Committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder. The Committee periodically assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the Committee considers whether to fill those vacancies and, if so, considers various potential candidates for director. These candidates are evaluated against the current criteria at meetings of the Committee, and may be considered at any point during the year. The Committee will consider properly submitted stockholder nominations for candidates for the Board. Following verification of the stockholder status of the person(s) proposing a candidate, a stockholder nominee will be considered by the Committee at a meeting of the Committee. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to the Committee.

        The Board and the Nominating and Corporate Governance Committee each assessed the characteristics and performance of the individual directors currently standing for election to the Board at the 2005 Annual Meeting against the foregoing criteria. Upon completion of this evaluation process, the Nominating and Corporate Governance Committee reported to the full Board its conclusions and recommendations for nominations to the Board, and the Board nominated the eight director nominees named in this Proxy Statement based on that recommendation.

        The Board makes the final determination whether or not a stockholder-recommended candidate will be included as a director nominee for election. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election as a director by the stockholders, the name will be included in GoRemote's proxy statement and proxy card for the stockholders meeting at which his or her election is recommended.

Communications from Stockholders and Other Interested Parties

        The Board will give appropriate attention to written communications on issues that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chairman of the Nominating and Corporate Governance Committee will, with the assistance of the Secretary, (1) be primarily responsible for monitoring communications from stockholders and other interested parties and (2) provide copies or summaries of such communications to the other directors as the Chairman considers appropriate.

        Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairman of the Nominating and Corporate Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded to the Board of Directors.

        Stockholders may also provide informal feedback to those directors who attend our annual stockholders meetings. Although GoRemote has not adopted a policy concerning attendance of Board members at our annual stockholders meetings, three of our directors attended our 2004 annual stockholders meeting.

        Stockholders and other interested parties who wish to send communications on any topic to the Board should address such communications to the Chairman of the Nominating and Corporate Governance Committee, c/o Secretary, GoRemote Internet Communications, Inc., 1421 McCarthy Blvd., Milpitas, California 95035.

Board Structure and Committees

        Dr. Hong Chen serves as Chairman of our Board. The Board held a total of 11 meetings during the fiscal year ending October 31, 2004, including six telephone conference meetings. Each of the incumbent directors attended at least 75% of the aggregate number of meetings of the Board and all committees of the Board on which he served (during the periods that he served). The Board has determined that a majority of the incumbent members of the Board are "independent directors" as defined by the Nasdaq listing standards: the Board has determined that Messrs. Goodman, Pripp, Rudin, Sousa, Wright and Zaelit are independent and that Messrs. Chen and Thimot are not independent.

        Standing committees of the board include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The board also currently has a Special Projects Committee.

  Audit Committee

        Messrs. Goodman, Wright and Zaelit are the members of the Audit Committee. Mr. Wright is the chairman of the Audit Committee. Mr. Zaelit also serves on the audit committee of InterVideo, Inc. The Audit Committee met 12 times and acted by unanimous written consent one time during fiscal year 2004.

        The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities related to our independent registered public accounting firm, internal controls and financial reporting. The Committee's principal functions are:

  •
  to oversee our accounting and financial reporting processes, audits of our financial statements and other financial information, and internal control and internal audit functions;

  •
  to review and evaluate the performance and independence of our independent independent registered public accounting firm; and

  •
  to facilitate communication among our independent independent registered public accounting firm, our financial and senior management, and the Board.

        Our Board of Directors has determined that each member of the Audit Committee is financially literate and that each of Messrs. Goodman, Wright and Zaelit has accounting and/or related financial management expertise as required under the Nasdaq rules and is independent as defined in the Nasdaq's listing standards.

        Our Board has designated Messrs. Goodman, Wright and Zaelit as "audit committee financial experts" in accordance with SEC requirements. The responsibilities of our Audit Committee and its activities during fiscal year 2004 are described in the Report of the Audit Committee contained in this Proxy Statement.

        The Audit Committee operates under a written charter adopted by our Board of Directors. We recently revised our charter to make it consistent with the new SEC and Nasdaq requirements. The charter of the Audit Committee is available on our web site at www.GoRemote.com/investors.

  Compensation Committee

        Messrs. Pripp, Rudin and Sousa are the members of the Compensation Committee. Mr. Pripp became the chairman of the Compensation Committee on January 4, 2005. Our Compensation Committee met two times and acted by unanimous written consent two times during our 2004 fiscal year.

        The purpose of the Compensation Committee is to review the performance and development of our management in achieving corporate goals and objectives and to assure that our senior executives, including our directors, are compensated effectively in a manner consistent with our strategy, competitive practice and the requirements of the appropriate regulatory bodies. Toward that end, the Compensation Committee oversees, reviews and administers all of our compensation, equity and employee benefit plans and programs.

        The Compensation Committee operates under a written charter adopted by our Board of Directors in April 2004. It is available on our web site at www.GoRemote.com/investors.

  Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee consists of Messrs. Sousa, Pripp and Rudin. Mr. Sousa is the chairman. The Nominating and Corporate Governance Committee met one time during our fiscal year 2004.

        The purpose of the Nominating and Corporate Governance Committee is to oversee, review and make periodic recommendations concerning the Company's corporate governance policies and to recommend candidates for election to our Board of Directors, including any nomination of qualified individuals submitted in writing by stockholders.

        The Nominating and Corporate Governance Committee operates under a written charter adopted by our Board of Directors in April 2004. It is available on our web site at www.GoRemote.com/investors.

        For information relating to nominations of directors by our stockholders, see "Consideration of Director Nominees" above.

  Special Projects Committee

        Messrs. Chen, and Zaelit are the current members of the Special Projects Committee with Mr. Zaelit currently serving as the chairman. The Special Projects Committee examines and seeks financing and strategic venture opportunities for the Company. It has not adopted a charter and does not expect to do so.

Director Compensation

        Pursuant to our compensation policy for non-employee members of our Board of Directors, Messrs. Chen, Goodman, Pripp, Rudin, Sousa, Wright and Zaelit are paid for their services as directors. This policy provides for reimbursement of expenses, stock option grants under our 1999 Equity Incentive Plan as described below, payment for in person attendance at board meetings of $2,000 per meeting and payment for in person attendance at committee meetings of $1,000 per meeting. In addition, the non-employee Chairman, a position currently held by Dr. Chen, receives an annual retainer of $10,000 and receives payment of $4,000 and $2,000, respectively, for in person attendance at board meetings and committee meetings. The Compensation Committee intends to conduct a review of director compensation during 2005.

        During 2004, persons who joined our Board of Directors received an option to purchase 35,000 shares of common stock upon joining. Messrs. Thimot, Pripp and Rudin received such initial options during 2004 when they became members of our Board of Directors. In addition, immediately following the 2004 annual meeting, each non-employee director who had served continuously as a member of the Board of Directors for at least one year was automatically granted an additional option to purchase 15,000 shares of common stock. Messrs. Wright and Zaelit received such renewal options during 2004. All shares under these grants were immediately exercisable, subject to a right of repurchase at the exercise price. For these grants, the right of repurchase expires as to forty percent of the shares one year after the grant date and thereafter expires as to the balance of the shares on a pro rata basis each month over the succeeding thirty-six months. All options have an exercise price equal to the fair market value of our common stock on the date of grant.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        At the meeting, stockholders will elect eight members of the Board of Directors, each to serve until the next annual meeting of stockholders and until his successor has been elected and qualified or until his earlier resignation, death or removal.

        Our Board of Directors has nominated for election each of the following persons to serve as a director until the next annual meeting of stockholders and until his successor has been duly elected and qualified or until such director's earlier resignation, death or removal: Dr. Hong Chen, James J. Goodman, Olof Pripp, Murray Rudin, Walter Sousa, Tom Thimot, Gerald Wright and Joseph M. Zaelit.

        Our Board of Directors recommends a vote "for" each of the eight nominees. Shares represented by the accompanying proxy will be voted "for" the election of these nominees unless the proxy is marked in such a manner as to withhold authority so to vote. Our Board currently has nine members and each of the nominees is currently a director of the Company. In the event that any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the present board may determine. Each of the nominees has agreed to serve as a director if elected, and we are not aware of any nominee who will be unable to or for good cause will not serve as a director.

        The following table provides information concerning our director nominees:

Name of Director Nominee	Age	Principal Occupation	Director Since
Dr. Hong Chen(3)	42	Chairman and Chief Executive Officer of The Hina Group	1994
Tom Thimot	38	President and Chief Executive Officer of the Company	2004
James J. Goodman(2)	46	President of Gemini Investors	2003
Olof Pripp(1)(4)	46	Partner of IBM Business Consulting Services SA	2004
Murray Rudin(1)(4)	42	General Partner, Riordan Lewis & Haden	2004
Walter Sousa(1)(4)	61	Chairman of MediaRing Ltd	2003
Gerald Wright(2)	50	Executive Vice President and Chief Financial Officer of Siemens Canada Limited	2001
Joseph M. Zaelit(2)(3)	59	Retired, Former Senior Vice President and Chief Financial Officer of Celestry Design Technologies, Inc.	2001

(1)
Member of the Compensation Committee

(2)
Member of the Audit Committee

(3)
Member of the Special Projects Committee

(4)
Member of the Nominating and Corporate Governance Committee

        Dr. Hong Chen has served as Chairman and Chief Executive of The Hina Group since January 2003. Dr. Chen was one of our co-founders and currently serves as our Chairman. He served as our Chief Executive Officer from our inception in 1994 until January 2003 and was Chairman from 1994 to July 1999. From 1993 to 1994, Dr. Chen was Senior Consultant with TRW Financial Systems, a systems integrator. Dr. Chen holds a B.S. degree in Computer Science from Xian Jiaotong University and M.S. and PhD degrees in Computer Science from State University of New York at Stony Brook.

        Tom Thimot has served as our President and Chief Executive Officer since July 2004 and as a director since April 2004. From October 2002 to July 2004, Mr. Thimot was Vice President Worldwide Sales and Support with Netegrity, Inc. an enterprise security software company. From February 2001 to June 2002, Mr. Thimot was President and Chief Operating Officer of Enigma, a privately held Israeli software company. Between November 1994 and January 2001, Mr. Thimot served in several capacities with Oracle Corporation, an enterprise software company, most recently as Area Vice President Central U.S. Sales. Mr. Thimot holds a B.S. degree in Mechanical Engineering from Marquette University.

        James J. Goodman has served as President of Gemini Investors, a private equity firm, since 1993. From 1989 to 1993, Mr. Goodman was a Vice President of Berkshire Partners, a private equity firm. From 1984 to 1989 he was a consultant with Bain & Company, a management consultant firm. Mr. Goodman holds an A.B. degree in Economics, and M.B.A. and J.D. degrees from Harvard University.

        Olof Pripp has served as a Partner of IBM Business Consulting Services SA in Geneva, Switzerland since October 2002. In this role, he has acted as the Global Relationship Partner for one of IBM's largest service accounts worldwide. From 1989 to September 2002, Mr. Pripp served in a variety of capacities at PwC Consulting, most recently as a Partner and Global Technology Industry Leader. Mr. Pripp holds a B.S. degree in Business Administration and Economics from Uppsala University in Sweden.

        Murray Rudin serves as a General Partner of Riordan, Lewis & Haden (RLH), a private equity firm, having joined RLH in 1998. From 1993 to 1998, he was Chief Financial Officer and Director of Business Development of Voxel Corporation, a publicly traded medical imaging technology enterprise. From 1990 to 1993, Mr. Rudin was a principal of Valley National Investors, Inc., a venture capital fund. Mr. Rudin holds a B.S. degree in electrical engineering (summa cum laude) from the University of Rochester and a J.D. degree (magna cum laude) from Harvard Law School.

        Walter Sousa has served as Chairman of MediaRing Ltd since 1999. From September 1993 to September 1996, he served as Chairman and Chief Operating Officer of AT&T Asia Pacific. From January 1991 to August 1993, he served as Chief Operating Officer of Astec (BSR) PLC, a London Stock Exchange-listed company. Mr. Sousa holds a B.S. degree in Electrical Engineering from Santa Clara University and an M.A. degree in Public Administration from American University.

        Gerald Wright has served as Executive Vice President and Chief Financial Officer of Siemens Canada Limited since February 2002. From October 1998 to January 2002, he served as Executive Vice President and Chief Financial Officer of Siemens Corporation and from October 1996 to September 1998, he served in the same capacity with Siemens Business Communication Systems, Inc. Mr. Wright received an Industriekaufmann degree from the Chamber of Industry and Commerce of Nüremberg and studied Business Administration at the University of Buenos Aires.

        Joseph M. Zaelit served as Executive Vice President, Finance and Administration and Chief Financial Officer of Celestry Design Technologies, Inc. from July 2002 to February 2003. From January 1999 to November 2001, he served as our Senior Vice President, Finance and Administration and Chief Financial Officer. From 1993 to June 1998, he was employed by VeriFone, Inc., a manufacturer of electronic payment equipment, most recently as Senior Vice President, Finance and Administration and Chief Financial Officer. From 1973 to 1993, Mr. Zaelit held a variety of senior financial positions at Hewlett-Packard Company, most recently as Corporate Treasury Manager. Mr. Zaelit currently serves as a director of InterVideo, Inc. Mr. Zaelit holds a B.S. degree in Accounting and an M.B.A. degree from the University of Utah, and is a Certified Public Accountant licensed in California.

Votes Required

        Directors are elected by a plurality of the votes present in person at the meeting or represented by proxy and entitled to vote.

Our Board of Directors recommends that the stockholders
vote "FOR" the election of each of the nominees listed above.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        On September 17, 2004, we announced the resignation of Ernst & Young LLP as our independent accountant and auditor, effective upon filing of our quarterly report on Form 10-Q for the quarter ending September 30, 2004.

        On October 10, 2004, our Audit Committee engaged BDO Seidman, LLP as our principal accountant to report on our financial statements for the 2004 fiscal year and to review our financial statements for the quarterly period ended September 30, 2004. As a result of this appointment, Ernst & Young LLP's resignation became effective as of October 10, 2004.

        In connection with the audits of the two fiscal years ended December 31, 2003, and any subsequent interim period through the date of resignation, there were no disagreements between Ernst & Young LLP and us on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, that, if not resolved to Ernst & Young LLP's satisfaction, would have caused Ernst & Young LLP to refer to the subject matter of the disagreement in connection with its reports on our financial statements for such years.

        No consultations occurred between us and BDO Seidman, LLP during the two fiscal years ended December 31, 2003 or any subsequent interim period prior to BDO Seidman, LLP's appointment regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, the type of audit opinion that might be rendered on our financial statements, or other information provided that was considered by us in reaching a decision as to an accounting, auditing, or financial reporting issue, or (ii) any matter that was the subject of "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a "reportable event" (as defined in Item 304(a)(1)(v) of Regulation S-K).

        We provided Ernst & Young LLP with a copy of the foregoing disclosures. We filed a Form 8-K/A, dated October 11, 2004, and included as an exhibit thereto a copy of Ernst & Young LLP's letter regarding these disclosures.

        Our Audit Committee has selected BDO Seidman, LLP, independent registered public accounting firm, to audit our financial statements for the year ending October 31, 2005, and our Board of Directors recommends that the stockholders vote to ratify such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Representatives of BDO Seidman, LLP are expected to be present at the meeting, will have the opportunity to make a statement at the meeting if they desire to do so and are expected to be available to respond to appropriate questions.

  Fees for Professional Services by Independent Registered Public Accounting Firm

        The following table presents fees for professional services rendered by BDO Seidman, LLP for the audit of our annual financial statements for the fiscal year ended October 31, 2004, fees for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements for the fiscal year ended December 31, 2003, and fees billed for other services rendered by BDO Seidman, LLP and Ernst & Young LLP for such years:

	Fiscal Year
Services
	2004	2003
Audit Fees(1)	$612,400	$615,125
Audit-Related Fees(2)	$151,800	$6,200
Tax Fees(3)	—	$10,360
All Other Fees(4)	—	—

TOTAL	$764,200	$631,685

(1)
Fees billed for professional services rendered by our independent registered public accounting firm for the audit of our annual financial statements, the review of our quarterly financial statements included in our reports on Form 10-Q, the issuance of consents, the preparation of international statutory audits, and other services that generally only the independent registered public accounting firm reasonably can provide in connection with statutory and regulatory filings. During fiscal year 2004, $320,000 of the aggregate Audit Fees were billed by BDO Seidman, LLP in connection with their review of our financial statements for the three months ending September 30, 2004 and their audit of our financial statements for the ten months ending October 31, 2004.

(2)
Fees for assurance and related services provided by our independent registered public accounting firm that are traditionally performed by the independent registered public accounting firm. These services generally include fees for due diligence related to mergers and acquisitions, accounting consultations, attest services that are not required by statute and consultation concerning financial accounting and reporting standards. During fiscal year 2004, $151,800 of the aggregate Audit-Related Fees were billed by Ernst & Young LLP for Sarbanes-Oxley Act advisory services they provided.

(3)
Fees for tax compliance, tax advice and tax planning services. Tax compliance and preparation services include preparation of original and amended tax returns, claims for refunds and tax payment-planning services. Other tax services include tax advice, tax consultation and tax planning services outside of the scope of tax compliance and preparation, as well as other items.

(4)
Subscription fees paid to our independent registered public accounting firm to access their on-line information service and other products and services other than those described in above in footnotes (1), (2) and (3).

  Audit Committee Pre-Approval Policy

        Our Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to our Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis.

        No non-audit services were rendered by BDO Seidman, LLP, therefore, it was not necessary for the Audit Committee to determine whether the provision of such services was compatible with maintaining BDO Seidman, LLP's independence. The Audit Committee pre-approved 100% of the fees billed to GoRemote by BDO Seidman, LLP.

Vote Required

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the meeting will be required to ratify the selection of BDO Seidman, LLP.

Our Board of Directors recommends that the stockholders vote "FOR" the ratification of the appointment of BDO Seidman, LLP as GoRemote's independent registered public accounting firm for the fiscal year ending October 31, 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information, as of December 31, 2004, with respect to the beneficial ownership of our common stock by (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock, (ii) each director and director nominee of GoRemote, (iii) each Named Executive Officer of GoRemote (as defined below) and (iv) all current directors and executive officers of GoRemote as a group. No shares of our Series A preferred stock were outstanding as of December 31, 2004.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage
Dr. Hong Chen(2)	2,163,757	4.9%
Murray Rudin(3) RLH Investors, LP	3,652,640	8.2%
James J. Goodman(4) Gemini Investors	2,460,429	5.6%
Bharat Davé(5)	876,260	2.0%
Joseph M. Zaelit(6)	440,175	1.0%
David L. Teichmann(7)	325,189	*
Tom Thimot(8)	210,000	*
Kelly Anderson(9)	2,000	*
Pete Sauerborn(10)	50,846	*
Gerald Wright(11)	32,500	*
Walter Sousa(12)	10,000	*
Olof Pripp(13)	35,000	*
All current directors and executive officers as a group (12 persons)(14)	10,258,796	23.2%

*
Represents less than 1% of our outstanding common stock.

(1)
This table is based on information supplied by executive officers, directors, director nominees and principal stockholders of GoRemote and on any Schedules 13D or 13G filed with the Securities and Exchange Commission. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after December 31, 2004 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below: (a) the persons and entities named in the table have sole voting power and investment power with respect to all shares beneficially owned, subject to community property laws where applicable and (b) the address of the persons and entities named in the table above for purposes herein is in care of GoRemote Internet Communications, Inc., 1421 McCarthy Blvd., Milpitas, CA 95035.

(2)
Includes 1,063,000 shares subject to options exercisable within 60 days of December 31, 2004. Does not include 189,414 shares held by Dr. Chen's spouse, Lynn Y. Liu.

(3)
Includes 35,000 shares subject to options exercisable within 60 days of December 31, 2004.

(4)
Includes 10,000 shares subject to options exercisable within 60 days of December 31, 2004.

(5)
Includes 865,354 shares subject to options exercisable within 60 days of December 31, 2004 and 1,050 shares held of record by Neil Davé and 100 shares held by Jayesh Davé, each a son of Mr. Davé. Mr. Davé disclaims beneficial ownership of shares held by Jayesh Davé.

(6)
Includes 1,000 shares held of record by Daniel Zaelit and 1,000 shares held of record by David Zaelit, each a son of Mr. Zaelit, and 382,192 shares subject to options exercisable within 60 days of December 31, 2004. Mr. Zaelit disclaims beneficial ownership of the shares held by each of Daniel Zaelit and David Zaelit.

(7)
Includes 200 shares held of record by each of Mr. Teichmann's two minor children and 275,938 shares subject to options exercisable within 60 days of December 31, 2004.

(8)
Includes 210,000 shares subject to options exercisable within 60 days of December 31, 2004.

(9)
Includes 0 shares subject to options exercisable within 60 days of December 31, 2004.

(10)
Includes 31,263 shares subject to options exercisable within 60 days of December 31, 2004.

(11)
Includes 32,500 shares subject to options exercisable within 60 days of December 31, 2004.

(12)
Includes 10,000 shares subject to options exercisable with in 60 days of December 31, 2004.

(13)
Includes 35,000 shares subject to options exercisable with in 60 days of December 31, 2004.

(14)
Includes 2,950,247 shares subject to options exercisable with in 60 days of December 31, 2004.

EXECUTIVE OFFICERS

        The following table sets forth information with respect to persons who served as an executive officer as of December 31, 2004.

Name	Age	Position
Dr. Hong Chen	42	Chairman of the Board of Directors
Tom Thimot	38	President and Chief Executive Officer
Daniel W. Fairfax	49	Senior Vice President of Finance and Chief Financial Officer
John Grosshans	39	Senior Vice President, Worldwide Sales
David L. Teichmann	48	Senior Vice President, General Counsel and Secretary
Greg Carver	41	Vice President, Customer Operations
Steve d'Alençon	39	Vice President, Product Management and Marketing

        Dr. Hong Chen has served as Chairman and Chief Executive of The Hina Group since January 2003. Dr. Chen was one of our co-founders and currently serves as our Chairman. He served as our Chief Executive Officer from our inception in 1994 until January 2003 and was Chairman from 1994 to July 1999. From 1993 to 1994, Dr. Chen was Senior Consultant with TRW Financial Systems, a systems integrator. Dr. Chen holds a B.S. degree in Computer Science from Xian Jiaotong University and M.S. and PhD degrees in Computer Science from State University of New York at Stony Brook.

        Tom Thimot has served as our President and Chief Executive Officer since July 2004 and as a director since April 2004. From October 2002 to July 2004, Mr. Thimot was Vice President Worldwide Sales and Support with Netegrity, Inc. an enterprise security software company. From February 2001 to June 2002, Mr. Thimot was President and Chief Operating Officer of Enigma, a privately held Israeli software company. Between November 1994 and January 2001, Mr. Thimot served in several capacities with Oracle Corporation, an enterprise software company, most recently as Area Vice President Central U.S. Sales. Mr. Thimot holds a B.S. degree in Mechanical Engineering from Marquette University..

        Daniel W. Fairfax has served as our Senior Vice President and Chief Financial Officer since February 2004. Between July 2003 and January 2004, Mr. Fairfax acted as a private financial consultant. From March 2000 to June 2003 he served as Chief Financial Officer of Ironside Technologies, Inc., a privately-held developer of supplier-focused real-time integration and e-commerce application software. From November 1998 to December 1999, he served as Chief Financial Officer of ACTA Technology, a developer of data-warehousing and application integration software for enterprise resource planning-based business information and e-commerce applications. From June 1993 to November 1998, Mr. Fairfax served as Chief Financial Officer of privately held NeoVista Software, which provided scalable intelligent data mining software and related business intelligence applications for Global 2000 companies. Mr. Fairfax holds a B.A. degree in Economics from Whitman College and an M.B.A. degree from the University of Chicago, and is a Certified Public Accountant in California.

        John Grosshans has served as our Senior Vice President Worldwide Sales since November 2004. From February 2003 to October 2004, he was Entrepreneur-in-Residence with Shelter Capital Partners, LLC, a private investment fund focused on investments in technology and technology-enabled companies. While with Shelter Capital Partners, Mr. Grosshans served on an acting basis as a senior executive with three private technology companies, InnerPresence Networks, Inc, Aiirmesh Communications, Inc. and RiverOne, Inc. From July 2001 to January 2003, he was with Del Mar Partners, a private investment fund, during which time.he served on an acting basis as a senior executive with two private technology companies, Westec InterActive Services, Inc. and Hitech Systems, Inc. From July 2000 to June 2001, Mr. Grosshans was Vice President, Worldwide Sales and Services with Access360, an enterprise network security software and services company. From May 1999 to June 2000, he was Executive Vice President, Worldwide Sales and Marketing, for Vuent, Inc., an enterprise collaborative commerce software and services company. From November 1993 to

December 1998, he served in several capacities with Parametric Technology Corporation, an enterprise product lifecycle management software and services company, most recently as Vice President, Sales. Mr. Grosshans holds a B.S. degree in Industrial Distribution with Distinction from Clarkson University.

        David L. Teichmann has served as our Senior Vice President, General Counsel and Secretary since January 2002. From July 1998 to December 2001, he served as our Vice President, General Counsel and Secretary. From 1993 to July 1998, he served in various positions at Sybase, Inc., a software company, including Vice President, International Law as well as Director of European Legal Affairs based out of Sybase's Netherlands headquarters. From 1989 to 1993, Mr. Teichmann was Assistant General Counsel handling legal matters in Asia-Pacific, Japan, Canada and Latin America for Tandem Computers Corporation, a computer company. Mr. Teichmann holds a B.A. degree in Political Science from Trinity College, an M.A.L.D. degree in Law & Diplomacy from the Fletcher School of Law & Diplomacy and a J.D. degree from the University of Hawaii School of Law.

        Greg Carver has served as our Vice President, Customer Operations since September 2004 and as our Vice President Customer Support since December 2004. From August 2001 to October 2003, he was General Manager of MercedNet, Inc., a private wireless facilities-based competitive local exchange carrier. From June 2000 to May 2001 he was Executive Director Operations for BroadBand Office, a private voice and data networking company. From January 1990 to May 2000 he served in several positions with Williams Communications Group, a national network services and complex voice and data enterprise solutions company, most recently as Executive Director Operations, Strategic National Accounts. Mr. Carver holds a B.S. degree in telecommunications from Clover Park College.

        Steve d'Alençon has served as our Vice President, Product Management and Marketing since October 2004. From September 2003 to October 2004, he was a principal with Bridgeway LLC, a private marketing consultancy. From September 2002 to August 2003 he was Vice President of Marketing with Resilience Corporation, a network security appliance and software solutions company. From May 2001 to October 2001, he was Chief Marketing Officer and Senior Vice President with Clarent Corporation, a voice over Internet protocol (VoIP) solutions company. From March 2000 to March 2001 he was Vice President Marketing and Business Development with Xoriant Corporation, an Internet consultancy focused on delivering professional services. From June 1999 to February 2000, Mr. d'Alençon was Senior Vice President of Marketing and Business Development with Ncommand.com, a private Internet application service provider (ASP) delivering solutions to the mortgage banking community. From January 1995 to May 1999, he held several positions at Oracle Corporation, an enterprise software company, most recently as Vice President of Marketing, Application Server Division. Mr. d'Alençon studied Electrical Engineering and Computer Science at Drexel University.

EXECUTIVE COMPENSATION

Officer Compensation

        The following table sets forth all compensation awarded to, earned by or paid for services rendered to GoRemote in all capacities during the fiscal years ended December 31, 2002 and 2003 and October 31, 2004 by our chief executive officer, our four other most highly compensated executive officers who earned at least $100,000 and were serving as executive officers as of October 31, 2004, and two other persons who served as executive officers during fiscal year 2004 who, had such person served as an executive officer as of October 31, 2004, would have been one of our four most highly compensated executive officers (collectively, the "Named Executive Officers"). We do not grant stock appreciation rights and have no long-term compensation benefits other than stock options.

Summary Compensation Table

Long-Term Compensation Awards
Annual Compensation
				All Other Compensation ($)	Securities Underlying Options
	Year	Salary ($)	Bonus ($)
Tom Thimot(1) President and Chief Executive Officer	2004 2003 2002	70,865 — —	— — —	— — —	1,235,000 — —
David L. Teichmann Senior Vice President, General Counsel and Secretary	2004 2003 2002	170,833 205,000 205,000	— 10,000 40,000	— — —	150,000 145,000 110,000
Daniel W. Fairfax(2) Senior Vice President and Chief Financial Officer	2004 2003 2002	154,327 — —	— — —	— — —	600,000 — —
Greg Carver(3) Vice President, Customer Operations	2004 2003 2002	137,500 13,540 —	10,736 — —	— — —	150,000 30,000 —
Pete Sauerborn(4) Former Vice President, Technology Solutions and Business Development	2004 2003 2002	133,333 156,735 140,260	— 117,440 —	— — —	150,000 82,178 3,548
Bharat Davé(5) Former Chief Executive Officer and President	2004 2003 2002	223,436 297,846 270,000	— — 60,000	87,500 — —	— 450,000 250,000
Kelly Anderson(6) Former Senior Vice President, Worldwide Sales	2004 2003 2002	114,557 182,984 —	— — —	151,988 117,642 —	— 300,000 —

(1)
Mr. Thimot joined the Company effective July 29, 2004.

(2)
Mr. Fairfax joined the Company effective February 23, 2004.

(3)
Mr. Carver was promoted to the position of executive officer effective September 1, 2004.

(4)
Mr. Sauerborn resigned from the Company effective December 21, 2004.

(5)
Mr. Davé resigned from the Company effective July 29, 2004.

(6)
Mr. Anderson resigned from the Company effective July 31, 2004.

        The following table sets forth further information regarding option grants to each of the Named Executive Officers during fiscal year 2004. In accordance with the rules of the Securities and Exchange Commission, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted to the end of the option's term.

Option Grants in Fiscal Year 2004

Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
	Number of Securities Underlying Options Granted (#)(1)(2)	Percent of Total Options Granted to Employees in 2004(%)(3)
Name			Exercise Price Per Share($)	Expiration Date
					5%	10%
Tom Thimot	35,000 1,200,000	.79 27.18	3.50 1.22	04/06/2014 07/29/2014	$77,040 920,702	$195,233 2,233,239
David L. Teichmann	50,000 100,000	1.13 2.26	1.26 1.38	08/11/2014 10/20/2014	39,620 86,787	100,406 219,936
Daniel Fairfax	300,000 200,000 100,000	6.79 4.52 2.26	3.11 1.38 1.26	05/03/2014 10/20/2014 08/11/2014	586,759 173,575 79,241	1,486,962 439,873 200,812
Greg Carver	50,000 100,000	1.13 2.26	1.26 1.38	08/11/2014 10/20/2014	39,620 86,787	100,406 219,936
Pete Sauerborn	50,000 100,000	1.13 2.26	1.26 1.38	08/11/2014 10/20/2014	39,620 86,787	100,406 219,936

(1)
Options were granted under our 1999 Equity Incentive Plan. No options were granted to either Mr. Davé or Mr. Anderson during fiscal year 2004.

(2)
The shares vest monthly over 50 months, except that: (a) on October 31, 2004, options granted on August 11, 2004 to purchase 50,000, 100,000, 50,000 and 50,000 shares will vest 50% on June 30, 2005 for each of David Teichmann, Daniel Fairfax, Greg Carver and Peter Sauerborn, respectively, and the balance of the shares granted on this date will vest on June 30, 2006; (b) options granted to Tom Thimot on April 6, 2004 to purchase 35,000 shares became exercisable immediately, subject to a right of repurchase that lapses as to 40% of the shares twelve months from the grant date, and as to the balance of the shares monthly over the following 36 months; and (c) on January 31, 2005 options granted on July 29, 2004 to purchase 1,200,000 shares vested 12.5% for Tom Thimot, and the balance of the shares granted on this date will vest monthly over the next 48 months.

(3)
Based on an aggregate of 4,415,354 options granted by us during the fiscal year ended October 31, 2004 to our employees and consultants, including the Named Executive Officers.

(4)
The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the fair market value of the common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

        The following table sets forth the number of shares acquired upon the exercise of stock options during fiscal year 2004, and the number of shares covered by both exercisable and unexercisable stock options held, by each of the Named Executive Officers at October 31, 2004. Also reported are values of unexercised "in-the-money" options, which represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of our common stock on October 31, 2004 ($1.60 per share).

Aggregate Option Exercises in 2004 and Year-End Values

        The following table sets forth certain information concerning the number and value at October 31, 2004 of unexercised options held by the Named Executive Officers. None of the Named Executive Officers exercised any stock options during fiscal year 2004.

	Number of Securities Underlying Unexercised Options at October 31, 2004
			Value of Unexercised In-the-Money Options at October 31, 2004
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Tom Thimot	35,000	1,200,000	—	$456,000
David L. Teichmann	227,547	266,900	$50,780	$44,311
Daniel Fairfax	—	600,000	—	$78,000
Greg Carver	6,000	174,000	—	$39,000
Pete Sauerborn	28,222	210,000	$15,011	$39,000
Bharat Davé	985,000	—	$213,876	—
Kelly Anderson	—	—	—	—

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY INCENTIVE PLANS

        The following table sets forth certain information, as of October 31, 2004, concerning securities authorized for issuance under all equity compensation plans of the Company:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	9,279,258	$6.22	1,549,668	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	9,279,258	$6.22	1,549,668

(1)
Includes (430,532) shares available for issuance under our 1999 Equity Incentive Plan and 32 shares available for issuance under our 1999 Employee Stock Purchase Plan, 1,912,837 shares available for issuance under our 1997 Stock Option Plan and 67,363 shares available for issuance under our 1995 Stock Option Plan.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

Tom Thimot

        Pursuant to an offer letter dated July 29, 2004, in the event of a change of control during Mr. Thimot's employment as President and Chief Executive Officer of the Company, 50% of his then unvested options will be vested immediately upon the effective date of the Change of Control, without regard to satisfaction of the conditions to vesting that would otherwise apply. Further, Mr. Thimot is entitled to receive six months of base salary in the event of his termination by the Company without cause.

John Grosshans

        Pursuant to an offer letter dated October 15, 2004, in the event of a change of control during the first year of Mr. Grosshan's employment as Senior Vice President, Worldwide Sales of the Company, if his employment is terminated without cause within one year of the effective date of the change of control, then 100% of his then unvested options will be vested immediately upon his date of termination, without regard to satisfaction of the conditions to vesting that would otherwise apply. Further, Mr. Grosshans is entitled to receive six months of base salary and COBRA coverage in the event of his termination by the Company without cause.

Daniel Fairfax

        Pursuant to an offer letter dated February 9, 2004, in the event of a change of control during Mr. Fairfax's first year of employment as Chief Financial Officer, if his employment is terminated without cause within one year of the effective date of the change of control, then 100% of his then unvested options will be vested immediately upon his date of termination, without regard to satisfaction of the conditions to vesting that would otherwise apply. If the change of control occurs after completion of his first year of employment, then only 50% of his then unvested options will be vested immediately upon his date of termination. Further, Mr. Fairfax is entitled to receive six months of base salary and COBRA coverage in the event of his termination by the Company without cause or three months of base salary and COBRA coverage in the event of his termination by the Company with cause.

David L. Teichmann

        Pursuant to an offer letter dated June 8, 1998, in the event of a change of control of the Company, 100% of Mr. Teichmann's then unvested options will be vested immediately upon the effective date of the change of control, without regard to satisfaction of the conditions to vesting that would otherwise apply. Further, Mr. Teichmann is entitled to receive six months of base salary and COBRA coverage in the event of his termination by the Company without cause.

Greg Carver

        During October 2004, the Compensation Committee approved a severance policy under which Mr. Carver is entitled to receive six months of base salary and COBRA coverage in the event of his termination by the Company without cause.

Steve d'Alençon

        Pursuant to an offer letter dated October 15, 2004, in the event of an acquisition or merger of the Company involving a change of control, if Mr. d'Alençon's employment with the Company is terminated without cause or constructively terminated within one (1) year of the date of the change of control, then 50% of his then unvested options will be vested immediately on his date of such termination, without regard to satisfaction of the conditions to vesting that would otherwise apply. Further, Mr. d'Alençon is entitled to receive three months of base salary and COBRA coverage in the event of his termination by the Company without cause.

All Executive Officers

        Pursuant to a resolution adopted by the Board of Directors in fiscal 2001, in the event an employee's employment with the Company is terminated without cause within one year following a change of control of the Company, the exercisability of any vested options awarded to such employee, including the Company's executive officers, will be extended from a three-month period to a twelve-month period following the date of such termination.

        The following pages contain a report issued by our Audit Committee, a report issued by our Compensation Committee relating to executive compensation for fiscal year 2004 and a section titled "Stock Price Performance" containing a stock price performance graph. Stockholders should be aware that under SSEC rules, the Audit Committee report, the report on executive compensation by the Compensation Committee and the stock price performance graph are not deemed to be "soliciting material" or "filed" or incorporated by reference in any past or future filing by us under the Securities Act of 1934 or the Securities Exchange Act of 1933, except to the extent that we specifically incorporate this information by reference.

REPORT OF THE
AUDIT COMMITTEE

        The Audit Committee consists of Gerald Wright, James Goodman and Joseph M. Zaelit, each of whom is an independent director. Mr. Zaelit was appointed to serve on the Audit Committee on January 4, 2005.

        The Audit Committee's purpose is to assist the Board in fulfilling its oversight responsibilities related to GoRemote's independent registered public accounting firm, internal controls and financial reporting. The Board of Directors, in its business judgment, has determined that the composition of the Audit Committee conforms to the independence, financial experience and financial understanding requirements as defined by the rules of The Nasdaq Stock Market. The Audit Committee operates pursuant to a charter approved by the Board of Directors on April 6, 2004.

        Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. GoRemote's independent registered public accounting firm, BDO Seidman, LLP, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards. The Audit Committee discussed with the Company's independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets with the internal and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of its financial reporting.

        In performing its oversight role, the Audit Committee reviewed and discussed GoRemote's audited financial statements with management and the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee also considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining the auditors' independence and has discussed with the auditors the auditors' independence. Based on the Audit Committee's review and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the Company's audited financial statements be included in the Company's fiscal year 2004 annual report on Form 10-KT filed with the Securities and Exchange Commission. The Audit Committee and the Board of Directors also recommended, subject to stockholder approval, the selection of BDO Seidman, LLP as independent registered public accounting firm to the Company.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

Gerald Wright, Chairman
James Goodman
Joseph M. Zaelit

REPORT OF THE
COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors currently consists of Olof Pripp, Murray Rudin and Walter Sousa. Mr. Pripp, an independent director, was appointed to serve as Chairman of the Compensation Committee on January 4, 2005. The Compensation Committee reviews and determines the compensation and benefits of all officers and directors of GoRemote and establishes and reviews general policies relating to compensation and benefits of all employees of GoRemote. GoRemote strives to achieve its objectives through teamwork that is focused on meeting the defined expectations of customers and stockholders.

        This report of the Compensation Committee describes compensation policies applicable to GoRemote's executive officers for the fiscal year ended October 31, 2004.

Compensation Philosophy and Review

        GoRemote's executive compensation program is designed to align the interests of executives with the interests of stockholders generally and to reward executives for achieving corporate and individual objectives. The premise is that GoRemote's achievements will result from the coordinated efforts of all individuals working toward common objectives. The executive compensation program is also designed to attract, retain and reward executive officers who contribute to GoRemote's long-term success. Executive compensation currently consists of a base salary, annual incentive plan and other compensation and benefit programs generally available to other employees.

        The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code on the compensation paid to GoRemote's executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for compensation paid to an executive officer that exceeds $1.0 million in any taxable year, unless the compensation is performance-based. In general, it is the Compensation Committee's policy to qualify, to the maximum extent possible, its executives' compensation for deductibility under applicable tax laws.

Base Salaries

        Base salary levels for the Chief Executive Officer ("CEO") and other executive officers are intended to compensate executives competitively within the high-technology marketplace. The Compensation Committee determines base salaries by evaluating each executive's scope of responsibility, past performance, prior experience and data on prevailing compensation levels in relevant markets for executive talent. The Compensation Committee reviews information on compensation practices at other companies that is publicly available in survey form as well as information that is collected, analyzed and presented by management at the Compensation Committee's direction. The Compensation Committee annually reviews and approves base salaries for GoRemote's executives.

Annual Incentive Plan

        GoRemote provides annual incentive bonuses for its executive officers as well as other key management employees. The annual incentive plan is intended to link management compensation with corporate and individual objectives. The level of bonus is based on a percentage of annual base salary. Early in each fiscal year year, the Compensation Committee sets certain corporate objectives (including financial performance goals) and each individual manager sets his or her own personal objectives to support the achievement of these corporate objectives. At the end of the year, performance is assessed and the level of bonus payable, if any, is determined. Achievement of corporate objectives is given more weight than achievement of personal objectives for purposes of determining the annual bonus. For fiscal year 2004, no annual incentive payments were made to reflect the underachievement of corporate objectives, and as part of GoRemote's overall cost containment strategy aimed at helping GoRemote achieve profitability.

Other Compensation

        GoRemote's executive officers are also eligible to participate in compensation and benefit programs generally available to other employees, including the Company's Equity Incentive Plan and Employee Stock Purchase Plan. In particular, the Compensation Committee believes that awarding stock options to the executive officers providesan opportunity for meaningful equity ownership and helps to create better long-term alignment with the interests of other stockholders. In addition, from time to time, executive officers have received sign-on bonuses or other bonuses based on extraordinary effort.

Compensation of the Chief Executive Officer

        Mr. Thimot has been our CEO since July 29, 2004. In determining Mr. Thimot's compensation, the Compensation Committee considered a variety of factors, including the scope and responsibility of the CEO office, corporate performance, individual experience, compensation paid to other executive officers of the Company and total compensation paid to chief executive officers of comparable companies. In fiscal year 2004, Mr. Thimot received $70,865 in base salary. The Compensation Committee approved an annual base salary for Mr. Thimot of $275,000 in July 2004 and target incentive pay of $165,000. Mr. Thimot did not receive any incentive pay during or relating to fiscal year 2004. The Compensation Committee also approved increases to Mr. Thimot's base salary to $300,000 per annum in the event that GoRemote achieves one fiscal quarter of positive income before taxes measured in accordance with generally accepted accounting principles, excluding non-cash amortization charges ("Adjusted Income"), and to $350,000 per annum in the event that GoRemote achieves two fiscal quarters of positive Adjusted Income.

        A fundamental tenet of GoRemote's compensation policy, particularly with respect to compensation of the CEO, is to link the level of compensation obtained to GoRemote's performance as measured by profitability and growth. One way that we establish this link is to award Mr. Thimot with compensation in the form of options to purchase stock. The market is expected to reward superior performance by GoRemote, thereby increasing the value of his equity, and penalize unsatisfactory performance, by diminishing or eliminating such value. During fiscal year 2004, in connection with his hiring, GoRemote granted Mr. Thimot options to purchase 1,200,000 shares of its common stock. These options will vest as to a total of 150,000 shares on January 31, 2005 and the balance monthly over the succeeding forty-two months. The Board of Directors ratified the Compensation Committee's recommendations for Mr. Thimot's compensation. Through his equity ownership in GoRemote, Mr. Thimot shares with other stockholders a significant stake in the success of GoRemote's business.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

Olof Pripp, Chairman
Murray Rudin
Walter Sousa

PERFORMANCE GRAPH

        The following graph shows a comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, for GoRemote, the Nasdaq Composite Stock Market (U.S.) Index and the RDG Internet Composite Index. The graph assumes that $100 was invested in our common stock, the Nasdaq Composite Stock Market (U.S.) Index, and the RDG Internet Composite Index from December 31, 1999 through October 31, 2004. Note that historic stock price performance is not necessarily indicative of future stock price performance.

COMPARISON OF FIVE FISCAL YEAR CUMULATIVE TOTAL RETURN*
Among GoRemote Internet Communications, Inc.,
The Nasdaq Stock Market (U.S.) Index
and the RDG Internet Composite Index

*
$100 invested on 12/31/99 in stock or index including reinvestment of dividends.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Messrs. Pripp, Rudin and Sousa are the members of the Compensation Committee. None of the members of the Compensation Committee was at any time during fiscal year 2004 an officer or employee of GoRemote or any of its subsidiaries. Mr. Pripp became Chairman of the Compensation Committee on January 4, 2005. No executive officer of GoRemote served during fiscal year 2004 or serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our board or our Compensation Committee. Mr. Thimot participates in the discussions and decisions regarding salaries, incentive and stock compensation for all executive officers of GoRemote, except that Mr. Thimot is excluded from discussions regarding his salary, incentive and stock compensation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Except as described in the Executive Compensation section above, from January 1, 2004 to the present, there have been no (and there are no currently proposed) transactions in which the amount involved exceeded $60,000 to which GoRemote or any of its subsidiaries was (or is to be) a party and in which any executive officer, director, 5% beneficial owner of our common stock or member of the immediate family of any of the foregoing persons had (or will have) a pecuniary interest.

SECTION 16(a) BENEFICIAL
OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the SEC initial reports of ownership on a Form 3 and reports of changes in ownership of our common stock and other equity securities on a Form 4 or Form 5. Such executive officers, directors and 10% stockholders are required to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms furnished to us and written representations from the executive officers and directors, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and 10% stockholders were satisfied during fiscal year 2004.

STOCKHOLDER PROPOSALS

        Stockholder proposals for inclusion in our proxy statement and form of proxy relating to our annual meeting of stockholders to be held in 2006 must be received by October 3, 2005. Stockholder proposals that are not intended for inclusion in the proxy statement for our annual meeting, but that stockholders intend to introduce at the annual meeting, as well as proposed stockholder nominations for the election of directors at the annual meeting, must each comply with advance notice procedures set forth in our bylaws in order to be brought properly before that annual meeting. With regard to next year's annual meeting of stockholders, the written notice must be received by our Secretary no earlier than November 3, 2005, and no later than January 2, 2006. In addition to timing requirements, the provisions of the bylaws contain informational content requirements that must also be met. A copy of the bylaw provisions governing these timing procedures and content requirements may be obtained by writing to our Secretary at the address specified above. If the presiding officer at the annual meeting of stockholders determines that business, or a nomination, was not brought before the meeting in accordance with the bylaw provisions, then that business will not be transacted and the defective nomination will not be accepted. (See "Consideration of Director Nominees").

OTHER BUSINESS

        The board does not presently intend to bring any other business before the meeting, and, so far as is known to the board, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

FINANCIAL STATEMENTS

        The information required by Item 13(a) of Schedule 14A with respect to our audited financial statements and management's discussion and analysis of financial condition and results of operations is filed with our annual report on Form 10-KT dated January 14, 2005 and is hereby incorporated by reference pursuant to Item 13(b) of Schedule 14A.

WHERE YOU CAN FIND MORE INFORMATION

        We are required to file reports and other information with the SEC pursuant to the information requirements of the Securities Exchange Act of 1934.

        Our filings with the SEC may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information relating to public reference rooms. Copies of our filings may be obtained at the prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains an Internet site (http://www.sec.gov) that contains certain reports, proxy statements and other information regarding GoRemote.

        Statements contained in this proxy statement as to the contents of any contract or other document referred to in this proxy statement are not necessarily complete, and in each instance reference is made to the copy of such contract or other document.

BY ORDER OF THE BOARD OF DIRECTORS

David L. Teichmann Senior Vice President, General Counsel and Secretary

Milpitas, California
January 31, 2005

Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage paid envelope so that your shares may be represented at the meeting.

DETACH HERE	ZGRC12

PROXY

GoREMOTE INTERNET COMMUNICATIONS, INC.

1421 McCarthy Blvd., Milpitas, California 95035

Annual Meeting of Stockholders — March 3, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Tom Thimot and Daniel W. Fairfax, and each of them, as proxies of the undersigned, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote all the shares of stock of GoRemote Internet Communications, Inc. which the undersigned is entitled to vote, as specified on the reverse side of this card, at the Annual Meeting of Stockholders of GoRemote Internet Communications, Inc. (the "Meeting") to be held on March 3, 2005 at 3:00 p.m., local time, at the Sheraton San Jose Hotel, 1801 Barber Lane, Milpitas, California 95035, and at any adjournment or postponement thereof.

When this Proxy is properly executed, the shares to which this Proxy relates will be voted as specified and, if no specification is made, will be voted for the Board of Director nominees and for Proposal 2, this Proxy authorizes the above-designated Proxies to vote in their discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

GoREMOTE INTERNET
COMMUNICATIONS, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZGRC11
☒	Please mark votes as in this example.	1963

The Board of Directors recommends a vote "FOR" the Proposals:

1.	Election of Directors.
	Nominees:	(01) Dr. Hong Chen, (02) James Goodman, (03) Olof Pripp, (04) Murray Rudin, (05) Walter Sousa, (06) Tom Thimot, (07) Gerald Wright, (08) Joseph M. Zaelit
FOR ALL NOMINEES	☐	WITHHOLD FROM ALL NOMINEES	☐
☐
For all Nominee(s) except as written above
		FOR	AGAINST	ABSTAIN
2.	Ratification of appointment of BDO Seidman, LLP as the Company's independent registered public accounting firm.	☐	☐	☐

Whether or not you plan to attend the meeting in person, you are urged to complete, date, sign and promptly mail this Proxy in the enclosed return envelope so that your shares may be represented at the meeting.

Please sign exactly as your name(s) appear(s) on this Proxy. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares of stock are of record by a held corporation, this Proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute this Proxy for a deceased stockholder should give their full title. Please date this Proxy.

Signature:	Date:	Signature:	Date:

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT 2005 ANNUAL MEETING OF STOCKHOLDERS
VOTING RIGHTS AND SOLICITATION OF PROXIES
EXPENSES OF SOLICITATION
REVOCABILITY OF PROXIES
GOVERNANCE OF THE COMPANY
PROPOSAL NO. 1—ELECTION OF DIRECTORS
PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY INCENTIVE PLANS
TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS
REPORT OF THE AUDIT COMMITTEE
REPORT OF THE COMPENSATION COMMITTEE
PERFORMANCE GRAPH
COMPARISON OF FIVE FISCAL YEAR CUMULATIVE TOTAL RETURN* Among GoRemote Internet Communications, Inc., The Nasdaq Stock Market (U.S.) Index and the RDG Internet Composite Index
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
OTHER BUSINESS
FINANCIAL STATEMENTS
WHERE YOU CAN FIND MORE INFORMATION